Exhibit 99.1

PRESS RELEASE

GCM Grosvenor to Become a Public Company

GCM Grosvenor and CF Finance Acquisition Corp. Announce Agreement to Merge

Institutional Investors to Invest $195 Million at Closing at $10.00 per share

Cantor Fitzgerald, Sponsor of CF Finance Acquisition Corp., to Invest $30 Million at Closing

GCM Grosvenor Will Continue to Be Majority Owned and Led by Current Management Team

CHICAGO, August 3, 2020 – GCM Grosvenor, a global alternative asset management firm, will become a public company through a merger with CF Finance Acquisition Corp. (“CFAC”) (NASDAQ: CFFA), a special purpose acquisition company sponsored by Cantor Fitzgerald, a leading global financial services firm. The companies announced today that they have entered into a definitive agreement to effect the transaction. The combined company will operate as GCM Grosvenor Inc. and expects its Class A common stock to be listed on the NASDAQ stock exchange. GCM Grosvenor’s existing senior management team, led by Chairman & CEO Michael J. Sacks, will continue to lead the business. The transaction values GCM Grosvenor at $2 billion.

Upon the completion of the transaction, GCM Grosvenor management will own in excess of 70% of the equity interests of the combined company – consistent with their historic ownership level of the firm – and will continue to lead all functions of the business with the same discipline, intensity and accountability that have driven the firm’s growth and success to-date. Entities affiliated with Hellman & Friedman (“H&F”), a minority investor in GCM Grosvenor since 2007, will sell their equity interest in connection with the completion of the transaction.

As a publicly listed company, GCM Grosvenor will continue to operate with the same “client first” culture that has guided the firm since its inception almost 50 years ago. In addition, GCM Grosvenor will gain added liquidity and financial flexibility, enabling it to increase its investment in the business and further strengthen its commitment to serving its clients across the broad spectrum of the alternative asset management arena. There will be no change to GCM Grosvenor’s investment and operational processes, and the firm will continue to drive its leadership of best-in-class practices within the alternative asset industry, including with ESG and Impact Investing. GCM Grosvenor management believes the transaction will further elevate the company’s ability to attract and retain top-tier industry talent through access to broader, more flexible incentives for its employees.

“We believe that becoming a publicly listed company will benefit our clients, our team members and all of our stakeholders,” said Mr. Sacks. “We have long valued having external shareholders and we wanted to preserve the accountability and focus that comes with that. We thank the H&F team for their partnership and support over the years and look forward to welcoming our public shareholders in this next chapter of our 50-year corporate history.”

“We have long respected the GCM Grosvenor management team, their culture and continued ability to deliver for their clients,” said Howard W. Lutnick, Chairman and CEO of CFAC and Chairman and CEO of Cantor Fitzgerald. “We look forward to their growth and success as a public company.”

CF Finance Acquisition Corp. is a NASDAQ listed special purpose acquisition company sponsored by Cantor Fitzgerald.

Summary of Transaction

The transaction, unanimously approved by the board of directors of CFAC, is expected to be completed as soon as practicable, subject to approval by the stockholders of CFAC, the effectiveness of a registration statement to be filed with the SEC in connection with the transaction, and other customary closing conditions. The board of directors of CFAC has unanimously approved the proposed transaction.

At closing, the public company’s name will be changed to GCM Grosvenor Inc.

In connection with the transaction, the CFAC Sponsor will forfeit one-third of their class B shares, further enhancing the transaction’s value.

Upon closing, it is expected that GCM Grosvenor management will own more than 70% of the outstanding shares of the combined company, modestly higher than its historic ownership. Pursuant to the terms of the transaction agreement, H&F’s equity interest in the company will be purchased according to the terms of a pre-existing option. Current CFAC stockholders, including Cantor Fitzgerald, and additional institutional investors will own the remaining outstanding shares of the combined company. Subject to the closing of the transaction between GCM Grosvenor and CFAC, these additional institutional investors have committed to participate in the transaction through a $195 million private investment in public equity (“PIPE”) at $10.00 per share. Cantor Fitzgerald will also invest an additional $30 million at closing of the transaction.

Before giving effect to any redemptions by the public stockholders of CFAC, the cash held in CFAC’s trust account, together with the $195 million in PIPE proceeds and $30 million investment from Cantor Fitzgerald, will be used to pay $150 million cash consideration to selling shareholders, including H&F, pay transaction expenses, reduce GCM Grosvenor’s existing indebtedness, and fund GCM Grosvenor’s future growth.

Upon closing of the transaction, the board of GCM Grosvenor Inc. will be chaired by Mr. Sacks and will also include Jon Levin, President of GCM Grosvenor, and five additional directors, at least three of whom will be independent.

Advisors

J.P. Morgan served as exclusive financial advisor to GCM Grosvenor. Latham & Watkins LLP served as legal counsel to GCM Grosvenor.

Cantor Fitzgerald & Co. acted as financial and capital markets advisor to CFAC and The Klein Group, LLC acted as M&A advisor to CFAC. Hughes Hubbard & Reed LLP and Ellenoff Grossman & Schole LLP served as legal counsel to CFAC.

J.P. Morgan and Cantor Fitzgerald & Co. served as placement agents for the PIPE financing.

About GCM Grosvenor

GCM Grosvenor is a global alternative asset management solutions provider with approximately $57 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.

GCM Grosvenor’s experienced team of 485 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, London, Tokyo, Hong Kong, and Seoul. For more information, please visit: www.gcmgrosvenor.com.

About CF Finance Acquisition Corp.

CF Finance Acquisition Corp. is a public investment vehicle formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. CFAC is led by its Chairman and Chief Executive Officer, Howard W. Lutnick, who is also the Chairman and Chief Executive Officer of Cantor Fitzgerald. CFAC’s securities are traded on the Nasdaq Capital Market under the ticker symbols CFFA, CFFAW and CFFAU. CFAC raised approximately $282 million of cash proceeds in an initial public offering in December 2018.

About Cantor Fitzgerald

CF Finance Acquisition Corp. is sponsored by Cantor Fitzgerald. Cantor Fitzgerald, with over 12,000 employees, is a leading global financial services group at the forefront of financial and technological innovation and has been a proven and resilient leader for over 70 years. Cantor Fitzgerald & Co. is a preeminent investment bank serving more than 5,000 institutional clients around the world, recognized for its strengths in fixed income and equity capital markets, investment banking, prime brokerage, and commercial real estate and for its global distribution platform. Cantor Fitzgerald & Co. is one of the 24 primary dealers authorized to transact business with the Federal Reserve Bank of New York. For more information, please visit: www.cantor.com.

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SOURCE: GCM Grosvenor and CF Finance Acquisition Corp.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between GCM Grosvenor and CFAC, including statements regarding the benefits of the transaction and related PIPE and the anticipated timing of the transaction and related PIPE. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of CFAC’s securities, (ii) the risk that the transaction may not be completed by CFAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CFAC, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the stockholders of CFAC, the satisfaction of the minimum trust account amount following redemptions by CFAC’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, (v) the effect of the announcement or pendency of the transaction on GCM Grosvenor’s business relationships, performance, and business generally, (vi) risks that the transaction disrupts current plans of GCM Grosvenor and potential difficulties in GCM Grosvenor employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against GCM Grosvenor or against CFAC related to the transaction, (viii) the ability to satisfy the listing requirements on the Nasdaq Stock Market, (ix) volatility in the price of CFAC’s securities, (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, and (x) the risk of downturns in the highly competitive asset management industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of CFAC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the joint registration statement/proxy statement on Form S-4 discussed below and other documents filed by CFAC from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor and CFAC assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither GCM Grosvenor nor CFAC gives any assurance that either GCM Grosvenor or CFAC will achieve its expectations.

Additional Information and Where to Find It

This press release relates to the proposed transaction between GCM Grosvenor and CFAC. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CFAC and GCM Grosvenor Inc. intend to file a registration statement on Form S-4 that includes a joint proxy statement/prospectus. The proxy statement/prospectus will be sent to all CFAC stockholders. CFAC and GCM Grosvenor Inc. also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of CFAC are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CFAC through the website maintained by the SEC at www.sec.gov.

Additional information and a recording of management commentary regarding this transaction can be accessed through the Cantor Fitzgerald website at: www.cantor.com/our-business/affiliates.

Participants in Solicitation

CFAC and GCM Grosvenor Inc. and their respective directors and officers may be deemed to be participants in the solicitation of proxies from CFAC’s stockholders in connection with the proposed transaction. Information about CFAC’s directors and executive officers and their ownership of CFAC’s securities is set forth in CFAC’s filings with the SEC, including CFAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 6, 2020. To the extent that holdings of CFAC’s securities have changed since the amounts printed in CFAC’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Information Sources

This press release has been prepared for use by CFAC and GCM Grosvenor in connection with the transaction. The information herein does not purport to be all-inclusive. The information herein is derived from various internal and external sources, with all information relating to the business, past performance, results of operations and financial condition of CFAC was derived entirely from CFAC and all information relating to the business, past performance, results of operations and financial condition of GCM Grosvenor was derived entirely from GCM Grosvenor. No representation is made as to the reasonableness of the assumptions made with respect to the information herein, or to the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance.

The data contained herein relating to the operations and performance of the combined entities has been derived by GCM Grosvenor from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. CFAC and GCM Grosvenor assume no obligation to update the information in this presentation.

No Representations

No representations or warranties, express or implied, are given in respect of this press release. To the fullest extent permitted by law in no circumstances will CFAC or GCM Grosvenor, or any of their respective subsidiaries, affiliates, stockholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this press release, its contents (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of GCM Grosvenor has been derived, directly or indirectly, exclusively from GCM Grosvenor and has not been independently verified by CFAC. Neither the independent auditors of CFAC nor the independent auditors of GCM Grosvenor audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in this presentation and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of this presentation.

MEDIA CONTACTS:

For GCM Grosvenor:

Tom Johnson and Will Braun

Abernathy MacGregor

tbj@abmac.com / whb@abmac.com

212-371-5999

For CF Finance Acquisition Corp:

Karen Laureano-Rikardsen
klrikardsen@cantor.com
212-829-4975